Exhibit 3.3

ARTICLES OF INCORPORATION

OF

WINDMERE DROP DOWN CORP.

ARTICLE I

The name of the corporation is WINDMERE DROP DOWN CORP., (hereinafter called the “Corporation”).

ARTICLE II

The address of the principal office and the mailing address of the Corporation is 5980 Miami Lakes Drive, Miami Lakes, Florida 33014.

ARTICLE III

This Corporation shall have authority to Issue One Thousand (1,000) shares of Common Stock having a par value of $0.01 per share.

ARTICLE IV

The Corporation shall hold a special meeting of shareholders only:

(1)	On call of the Board of Directors or persons authorized to do so by the Corporation’s Bylaws; or

(2)	If the holders of not less than 50 percent of the persons entitled to vote on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the Corporation’s secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

ARTICLE V

The street address of the Corporation’s initial registered office is 1221 Brickell Avenue, City of Miami, County of Dade, State of Florida 33131, and the name of its initial registered agent at such office is Richard G. Garrett.

ARTICLE VI

The Board of Directors of the Corporation shall consist of at least one director, with the exact number to be fixed from time to time in the manner provided in the Corporation’s Bylaws. The number of directors constituting the initial Board of Directors is one, and the name and address of the member of the initial Board of Directors, who will serve as the Corporation’s director until successors are duly elected and qualified is:

Burton A. Honig

5980 Miami Lakes Drive

Miami Lakes, Florida 33014

ARTICLE VlI

The name of the Incorporator is Andrew Hulsh and the address of the Incorporator is 1221 Brickell Avenue, Miami, Florida 33131.

ARTICLE VIII

This Corporation shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law in existence either now or hereafter.

IN WITNESS WHEREOF, the undersigned, being the Incorporator named above, for the purpose of forming a corporation pursuant to the Florida Business Corporation Act of the State of Florida has signed these Articles of Incorporation this 27th day of March, 1996.

/s/ Andrew Hulsh
Andrew Hulsh - Incorporator

ACCEPTANCE OF APPOINTMENT OF REGISTERED AGENT

The undersigned, having been named the Registered Agent of WINDMERE DROP DOWN CORP., hereby accepts such designation and is familiar with, and accepts, the obligations of such position, as provided in Florida Statutes §607.0505.

/s/ Richard G. Garrett
Richard G. Garrett - Registered Agent Dated: March 28, 1996

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

WlNDMERE DROP DOWN CORP.

Pursuant to the provisions of Section 607,1006 of the Florida Business Corporation Act (the “Act”), the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1. The name of the Corporation is WINDMERE DROP DOWN CORP. (the “Corporation”), Charter #P96000028274, filed on March 29, 1996.

2. The Amendment to the Articles of Incorporation of the Corporation set forth below was adopted by all of the Directors of the Corporation and by the sole Shareholder of the Corporation, the number of votes cast being sufficient for approval, on October 9th, 1996, in the manner prescribed by Section 607.1003 of the Act:

3. Article I of the Articles of Incorporation of the Corporation shall be amended and restated in its entirety to read as follows:

ARTICLE I

The name of the Corporation is WINDMERE CORPORATION (hereinafter called the “Corporation”).

4. Except as hereby amended, the Articles of Incorporation of the Corporation shall remain the same.

IN WITNESS WHEREOF, the undersigned being the Secretary and Treasurer of the Corporation has executed these Articles of Amendment to Articles of Incorporation of Windmere Drop Down Corp. as of the 9th day of October, 1996.

WINDMERE DROP DOWN CORP.

By:	/s/ Cindy Soloven
Cindy Soloven, Secretary and Treasurer